EXHIBIT 23.1

Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

We consent to the incorporation by reference in the Registration Statement No. 333-132422 on Form S-8 of Songzai International Holding Group, Inc. of our report dated February 1, 2007, relating to our audit of the financial statements of Songzai International Holding Group, Inc. for the years ended December 31, 2006 and 2005, which report is included in the Annual Report on Form 10-KSB of Songzai International Holding Group, Inc. for the year ended December 31, 2006.

JIMMY C.H. CHEUNG & CO

Certified Public Accountants

Hong Kong

Date: May 3, 2007

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jchc@krestoninternational.com.hk Website: http://www.jimmycheungco.com